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                                                                  EXHIBIT 2

                       AMENDMENT TO POWER SALE AGREEMENT
                BY AND BETWEEN CAMBRIDGE ELECTRIC LIGHT COMPANY
                         AND ALTRESCO PITTSFIELD, L.P.


AMENDMENT dated as of this 7th day of November 1994, by and between Cambridge Electric Light Company, a Massachusetts corporation with a usual place of business at 2421 Cranberry Highway, Wareham, Massachusetts ("Company") and Altresco Pittsfield, L.P., a Delaware limited partnership with a principal place of business at One Bowdoin Square, Boston, Massachusetts ("Seller"), to the Power Sale Agreement dated February 20, 1992 ("Agreement").

WHEREAS the Company, pursuant to the Agreement and subject specifically to the provisions contained in Article 2.1 of the Agreement, purchases 17.2 percent of the electricity produced by the Seller's electric cogeneration facility, which is capable of generating approximately one-hundred sixty (160) megawatts ("MW") of electricity and which is located at a site owned by General Electric in Pittsfield, Massachusetts (the "Facility" or "Unit"); and

WHEREAS, the Total Purchase Price for electricity purchased by the Company pursuant to Section 1 of Appendix B of the Agreement includes a component known as the Monthly Energy Charge, which component is defined in Section 3 of Appendix B of the Agreement; and

WHEREAS, the Monthly Energy Charge is calculated, in part, by reference to the Tennessee Gas Pipeline Company's ("Tennessee") Current Average Cost of Purchased Gas, also known as the Weighted Average Cost of Gas ("WACOG"), or its successor index, as specified in Tennessee's approved Federal Energy Regulatory Commission ("FERC") Gas Tariff; and

WHEREAS, Tennessee's WACOG ceased to be available as of July, 1992 as a consequence of the restructuring of Tennessee's services pursuant to FERC Order No. 636, and no successor index to Tennessee's WACOG exists; and

WHEREAS, the Company and the Seller have agreed upon the terms of an index to replace Tennessee's WACOG for purposes of calculating the Monthly Energy Charge, and desire to execute this Amendment for purposes of memorializing their agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Company and the Seller agree as follows:

1. Unless otherwise defined herein, capitalized terms shall have the same meaning given to them in the Agreement.

2.    For the purposes of determining the Monthly Energy Charge as defined in
      Section 3 of Appendix B of the Agreement, the first sentence of said section shall be deleted in its entirety and the following shall be substituted in place thereof:

The Monthly Energy Charge shall be equal to the product of (i) the Delivered Energy and (ii) the Kilowatthour Charge,

      where the Kilowatthour Charge is equal to the product of (i) one and thirty-six hundredths cents per kilowatthour ($0.0136/kWh) and (ii) an index factor represented by the quantity M/N,
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         where M shall be equal to the monthly weighted average sum of the following three fuel components, each expressed in U.S. dollars per
         MMBtu:

         (a) 50% weighting for the monthly average of the daily quotes during the Billing Period for No. 6 residual 2.2% sulfur fuel oil as listed in Platt's Oilgram under the heading "Estimated New York Harbor Spot Price," using the low cargo quotation, and assuming 6.3 MMBtu per barrel; and

         (b) 40% weighting for the average of the T2 spot price for each of the twelve (12) months immediately preceding the Billing Peri-od, where the T2 spot price for any month shall be equal to the arithmetic average of the following six indices for such month: the Louisiana & Offshore (zone 1 ) and Texas (zone 0) indices for Tennessee and the East Louisiana, West Louisiana, East Texas and South Texas indices for the Texas Eastern Transmis-sion Corporation, or their successor indices, each as published in the first of the month edition of Inside F.E.R.C.'s Gas Market Report, by reference to the table entitled "Prices of Spot Gas Delivered to Pipelines...," provided that at least four of the six indices, or their successor indices, are so published for any month, and if at least four of the six indi-ces are not so published for any month, the parties shall determine mutually acceptable substitute indices to use for the calculation of the T2 spot price; and

         (c) 10% weighting for New England Power Company's weighted average delivered cost of coal as reported in the most recently submit-ted FERC Form 423 for New England Power Company from time to time, and where N is $1.81/MMBtu.

3. The Company shall submit this Amendment to the Massachusetts Department of Public Utilities for approval. This Amendment shall become effective upon the receipt of such approvals in form and substance acceptable to the Company and the Seller.

4. All other terms and conditions of said Agreement shall remain in full force and effect.



IN WITNESS WHEREOF, the Company and the Seller have caused this Amendment to be duly executed as of the day and year first above written.

CAMBRIDGE ELECTRIC LIGHT COMPANY          ALTRESCO PITTSFIELD, L.P.
                                          BY JMC ALTRESCO, INC.
                                          ITS GENERAL PARTNER


By:   JAMES J. KEANE                      By:   JAMES A. KELLER
      James J. Keane

Title:   Vice President                   Title:      Vice President
         Power Supply & Transmission